UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2012


                           Online Tele-Solutions, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-54342
                            (Commission File Number)

                                   98-0583175
                        (IRS Employer Identification No.)

  Block 225, 02-213, Tampines St. 23
              Singapore                                                 521225
(Address of principal executive offices)                              (Zip Code)

                                 (702) 553-3026
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

AMENDMENTS TO ARTICLES OF INCORPORATION

Effective March 14, 2012, the board of directors the majority of voting power held by the stockholders of the Online Tele-Solutions, Inc., a Nevada corporation (the "Company"), approved an amendment to the Company's Articles of Incorporation (i) increasing the number of authorized shares of common stock from 50,000,000 to 300,000,000, (ii) creating 25,000,000 shares of "blank check"
preferred stock, and (iii) effecting a thirty-for-one (30:1) forward split of the Company's issued and outstanding shares of common stock. The forward split became effective with the Financial Industry Regulatory Authority as of the opening of business on May 9, 2012. As a result of the forward stock split, each share of the Company's common stock issued and outstanding at the close of business on May 8, 2012 was split into 30 shares of the Company's common stock.

The board of directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company's future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. The Company has no present (i) plans or commitments for the issuance or use of the additional shares of common stock in connection with any financing, or (ii) plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger or acquisition.

COMMON STOCK

The increase the number of authorized shares of common stock from 50,000,000 to 300,000,000 is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, the Company's stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the board of directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's common stock. The Company has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

"BLANK CHECK" PREFERRED STOCK

The "blank check" preferred tock may be issued from time to time in one or more series by our board of directors. Our board of directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of preferred stock.

REASONS FOR THE CREATION OF "BLANK CHECK" PREFERRED STOCK

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company's common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the amendment to our Articles of Incorporation creating the 25,000,000 shares of blank check preferred stock (the "Preferred Stock Amendment") has created 25,000,000 authorized shares of "blank check" preferred stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our board of directors upon issuance. The authorization of such "blank check" preferred stock permits our board of directors to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our Stockholders.

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
PRINCIPAL EFFECTS OF THE CREATION OF "BLANK CHECK" PREFERRED STOCK

Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, our board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders. Our board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to what is in our best interests and the best interests of our stockholders. The Preferred Stock Amendment will give our board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as our board of directors deems to be in our best interests and the best interests of our stockholders.

We believe that the creation of the "blank check" preferred stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow preferred stock to be available for issuance from time to time and with such features as determined by our board of directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging preferred stock for common stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our common stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The Company has no present (i) plans or commitments for the issuance or use of the preferred stock in connection with any financing, or (ii) plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger or acquisition.

ANTI-TAKEOVER EFFECTS

The Preferred Stock Amendment will provide us with shares of preferred stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company. The creation of the preferred stock is not being undertaken in response to any effort of which our board of directors is aware to enable anyone to accumulate shares of our common stock or gain control of the

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
Company. The purpose of the creation of the preferred stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets. However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of preferred stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the "blank check" preferred stock, our board of directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional authorized shares of common stock or preferred stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created preferred stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the "blank check" preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our board of directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders' interests.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective March 14, 2012, the board of directors the majority of voting power held by the stockholders of the Company approved an amendment to the Company's Articles of Incorporation (i) increasing the number of authorized shares of common stock from 50,000,000 to 3000,000,000, (ii) creating 25,000,000 shares of "blank check" preferred stock, and (iii) effecting a thirty-for-one (30:1) forward split of the Company's issued and outstanding shares of common stock. The forward split was effective with the Financial Industry Regulatory Authority as of the opening of business on May 9, 2012. A description of the forgoing amendments to the Company's Articles of Incorporation is contained in Item 3.03 of this Current Report on Form 8-K, which description is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS:

Exhibit                            Description
-------                            -----------

3.1       Certificate of Amendment to Articles of Incorporation
3.2       Certificate of Change

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Online Tele-Solutions, Inc.
                                         (Registrant)


Date: May 15, 2012                       By: /s/ Mario Jakiri Tolentino
                                             -----------------------------------
                                         Name:  Mario Jakiri Tolentino
                                         Title: President


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
                                  EXHIBIT INDEX

Exhibit                            Description
-------                            -----------

3.1       Certificate of Amendment to Articles of Incorporation
3.2       Certificate of Change